NEWS RELEASE

Cardtronics Announces $50 Million Share Repurchase Authorization

HOUSTON, March 26, 2019 - Cardtronics plc (or “the Company”) today announced that its Board of Directors has authorized the Company to repurchase up to $50 million of its Class A ordinary shares outstanding through August 31, 2020. Share repurchases under the authorization may be effected on behalf of the Company through open market transactions, privately negotiated transactions or otherwise, including pursuant to SEC trading rules. There is no guarantee as to the exact number of shares, if any, that may be repurchased by the Company. The timing and extent of repurchases will depend upon several factors, including market and business conditions, valuation of shares, regulatory requirements and other corporate considerations, and repurchases may be suspended or discontinued at any time.

“This new share repurchase authorization reflects our confidence in our business and ability to generate strong free cash flows. As we continue to execute on our growth strategy and reduce debt, this authorization will provide increased flexibility to opportunistically return excess capital to shareholders as part of our disciplined approach to capital allocation. We believe that there will be further longer-term capital return options available once the Company is operating within its target net leverage range of 2.0 - 2.5x Adjusted EBITDA, which we expect to achieve within the next twelve months,” commented Edward H. West, chief executive officer.

About Cardtronics (Nasdaq: CATM)
Cardtronics is the trusted leader in financial self-service, enabling cash transactions at approximately 227,000 ATMs across 10 countries in North America, Europe, Asia-Pacific, and Africa. Leveraging our unmatched scale, expertise and innovation, top-tier merchants and businesses of all sizes use our ATM solutions to drive growth, in-store traffic, and retail transactions. Financial services providers rely on Cardtronics to deliver superior service at their own ATMs, on Cardtronics ATMs where they place their brand, and through Cardtronics' Allpoint Network, the world’s largest surcharge-free ATM network. As champions of cash, Cardtronics converts digital currency into physical cash, driving payments choice for businesses and consumers alike.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended and are intended to be covered by the safe harbor provisions thereof. These forward-looking statements are based on management’s current expectations and beliefs in light of currently available information, including concerning future developments and their potential effect on the Company, and there can be no assurance that future developments affecting the Company will occur as anticipated. The Company’s ability to repurchase shares will be affected by its ability to generate free cash flow at the levels anticipated and its ability to generate expected operating results. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond its control) and are based on assumptions that could cause actual results to differ materially from its historical results and present expectations or projections. Risk factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and those set forth from time-to-time in other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements contained in this press release, which speak only as of the date of this press release. Except as required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

DISCLOSURE OF NON-GAAP FINANCIAL INFORMATION

Adjusted EBITDA is a non-GAAP measure that management uses to evaluate the business and for financial planning purposes to assist readers of our consolidated financial statements in understanding the operating results. Adjusted EBITDA excludes depreciation, accretion, and amortization of intangible assets as these amounts can vary substantially from company to company within the Company’s industry depending upon accounting methods and book values of assets, capital structures, and the methods by which the assets were acquired. Adjusted EBITDA also excludes share-based compensation expense, acquisition and divestiture-related expenses, certain non-operating expenses, (if applicable in a particular period) certain costs not anticipated to occur in future periods, gains or losses on disposal and impairment of assets, the Company’s obligations for the payment of income taxes, interest expense, and other obligations such as capital expenditures, and includes an adjustment for noncontrolling interests.

Contact Information:

Media Relations Susannah Moore Griffin Corporate Communications Manager 832-308-4392 sgriffin@cardtronics.com	Investor Relations Brad Conrad EVP - Treasurer 832-308-4975 ir@cardtronics.com

Cardtronics is a registered trademark of Cardtronics plc and its subsidiaries
All other trademarks are the property of their respective owners.
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